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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): December 6, 2004
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                               LUCILLE FARMS, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                         1-12506                   13-2963923
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(State or Other Juris-           (Commission File No.)         (IRS Employer
diction of Incorporation)                                    Identification No.)


150 River Road, Montville, New Jersey                                07045
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code: (973) 334-6030
                                                   ---------------


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
            AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 6, 2004, the Registrant announced that on December 2, 2004 it had obtained an $11 million borrowing facility from LaSalle Business Credit, LLC, consisting of (a) a $7,000,000 revolving loan, with interest payable at 1/4 of 1% over the LaSalle Bank prime lending rate, (b) a $2,000,000, five-year, "Term Loan A", with interest payable at 1/4 of 1% over the LaSalle Bank prime lending rate, payable interest only for the first two years with principal payments beginning in year 3 on a 7 year amortization schedule, the proceeds of which will be used to repay outstanding loans, (c) a $1,000,000, two year, "Term Loan B", with interest payable at 1.50% over the LaSalle Bank prime lending rate, payable in equal monthly installments commencing January 1, 2005, the proceeds of which will be used for working capital, and (d) capital equipment loans aggregating $1,000,000, with interest at 1.25% over the LaSalle Bank prime lending rate, the proceeds of which will be used to purchase equipment as part of the Company's capital expansion plan. A copy of the press release is attached as an exhibit.



ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) Exhibits.

                        99.1     Press release, dated December 6, 2004.


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                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               LUCILLE FARMS, INC.



                               By: /s/ Jay Rosengarten
                                  ---------------------------------------------
                                     Jay Rosengarten, Chief Executive Officer




Date: December 6, 2004


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                                  Exhibit Index


No.                         Description
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99.1                        Press release, dated December 6, 2004.


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